                                                                    EXHIBIT 10.6

          THIS PUT AND CALL OPTION AGREEMENT (the "Agreement") is made this 13/th/ day of May, 1998 by and among THE DERBY CYCLE CORPORATION (dba Raleigh USA Bicycle Company), a corporation organized and existing under the laws of Delaware, having its principal office at 22710 72nd Avenue South, Kent, Washington 98032 (the "Company"), DERBY INTERNATIONAL CORPORATION S.A., a corporation (societe anonyme) organized and existing under the laws of the Grand
             ---------------
Duchy of Luxembourg, having its registered office at 5 Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg ("Derby International"), DERBY FINANCE S.a.r.l, a corporation (societe a responsibilite limitee) organized and
                                --------------------------------
existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, rue de la Chapelle, L-1325 Luxembourg, Grand Duchy of Luxembourg ("DFS"), DC CYCLE, L.L.C., a limited liability company organized and existing under the laws of Delaware, having its registered office at 1209 Orange Street, Wilmington, Delaware ("LLC"), PERSEUS CYCLE, L.L.C., a limited liability company organized and existing under the laws of Delaware, having its principal office at Suite 610, 1627 1 Street, N.W., Washington, D.C. 20006 ("Perseus") and RALEIGH INDUSTRIES OF CANADA LIMITED, a corporation organized and existing under the laws of Canada, having its registered office at 2124 London Lane, Oakville, Ontario, L6H 5V8 Canada ("RIC").

          WHEREAS, the Company, Derby International, DFS, LLC. and Perseus are also parties to a certain Recapitalization Agreement dated as of March 11, 1998, as amended (the "Recapitalization Agreement");

          WHEREAS, DFS, LLC. and Perseus hold all of the issued and outstanding Class A Common Shares of the Company and, in their capacity as shareholders of the Company, wish to agree to, and to agree to cause the Company to perform its obligations under this Agreement;

          WHEREAS, in connection with the Recapitalization Agreement and the transactions contemplated therein, the Company and RIC desire to agree to grant and receive the options described in this Agreement and to take such other steps as may be required to give effect thereto;

          WHEREAS, pursuant to a reorganization of the capital structure of RIC (the "Reorganization"), RIC issued to Derby International fifteen thousand (15,000) non-voting, cumulative, exchangeable and retractable preferred shares

(the "Exchangeable Shares") having attached thereto certain rights, privileges, restrictions and conditions contained in the Articles of Continuance of the Company, as amended by Articles of Amendment dated May 13, 1998 attached hereto as Exhibit A, and as they may otherwise be amended from time to time
   ---------
(collectively, the "Exchangeable Share Provisions");

          NOW, THEREFORE, in consideration of the mutual premises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        DEFINITIONS. Capitalized terms not otherwise defined herein shall have
          -----------
the same meanings contained in the Exchangeable Share Provisions, the Recapitalization Agreement and the Shareholders' Agreement (as defined in the Recapitalization Agreement).

2.        EXCHANGEABLE SHARES. It is the intention of all of the parties that
          -------------------
the RIC Exchangeable Shares shall have a Fair Market Value at least equal to the Fair Market Value of all of the issued and outstanding common shares of the capital stock of RIC immediately before the Effective Time. Fair Market Value means, for these purposes, the amount determined by an independent evaluator chosen by agreement between RIC and Derby International (the "Appraised
Value"), as may be approved or adjusted by the board of directors of RIC acting in good faith in accordance with the Articles of Continuance of RIC, provided that the Fair Market Value determined as hereinabove provided for shall also be subject to revision (a "Tax Adjustment Event") in accordance with a final determination resulting from a binding agreement with, or decision by, the appropriate Canadian taxation authorities, or any judgement of a Canadian court of competent jurisdiction. Such final determination shall reflect any assessment by the Minister of National Revenue or other Canadian taxing authority from which no appeal is taken or any agreement reached by RIC or the Company or Derby International and a said taxing authority in settlement of a dispute regarding such assessment or proposed assessment, or any decision by a Canadian court or tribunal of competent jurisdiction, in regard thereto from which no appeal may be taken or the period during which an appeal may be taken has expired.

3.        RIGHT AND PRIORITY OF EXCHANGEABLE SHARES. The parties agree to take
          -----------------------------------------
all actions to ensure, and shall cause RIC to ensure, that the Exchangeable Shares remain senior in right and priority to any other class of the capital stock of RIC throughout the period during which any Exchangeable Shares remain issued and outstanding and are held by any party to this Agreement other than RIC or until such earlier time as the Exchangeable Shares are transferred in consideration of the issue of shares of Class B Common Shares and Class A Common Shares of the Company pursuant to this Agreement.

4.        OPTIONS.
          -------

          (a) At any time following the issue of the Exchangeable Shares, the holder of such Exchangeable Shares shall have the right (the "Put Option") to require the Company to acquire the Exchangeable Shares in consideration of the following (the "Put Entitlement"):

     (i) the issue by the Company to such holder of such number of Class B Common Shares and Class A Common Shares as is equal to the Equivalent Number of ParentCo Common Shares (as defined in the Exchangeable Share Provisions) in respect of such Exchangeable Shares; and

     (ii) payment or transfer by the Company to such holder of all distributions, dividends and other payments (other than any such distributions, dividends or payments which effect a return of capital to the holders of the Class A Common Shares or the Class B Common Shares of the Company, as the case may be, which return would be included in the definition of the Equivalent Number of ParentCo Common Shares) whether in cash or in kind, accrued, declared or made on or before the Put Date that the holder of the Equivalent Number of ParentCo Common Shares would have received had such shares been issued to and held by such holder at all times from the Effective Time to the Put Date;

          (b) At any time after January 31, 2001, the Company may require (the "Call Option") such holder of Exchangeable Shares, to transfer to the Company the Exchangeable Shares in consideration of the following (the "Call Entitlement"):

     (i) the issue by the Company to such holder of such number of Class B Common Shares and Class A Common Shares as is equal to the Equivalent Number of ParentCo Common Shares (as defined in the Exchangeable Share Provisions) in respect of such Exchangeable Shares; and

     (ii) payment or transfer by the Company to such holder of all distributions, dividends and other payments (other than any such distributions, dividends or payments which effect a return of capital to the holders of the Class A Common Shares of the Class B Common Shares of the Company,as the case may be which included in the definition of the Equivalent Number of ParentCo Common Shares) whether in cash or in kind, accrued, declared or made on or before the Call Date that a holder of the Equivalent Number of the ParentCo Common Shares would have received had such shares been issued to and held by such holder at all times from the Effective Time to the Call Date;

          (c) The holders of the Exchangeable Shares shall give notice to the Company that they wish to effect the Put Option by delivering written notice thereof, stating the date on which such Put Option shall become effective (the "Put Date"), which notice shall be accompanied by the original share certificate(s) representing the Exchangeable Shares, duly endorsed for transfer to the Company. Upon receipt of such share certificate(s), the Company shall deliver the Put Entitlement to the holders of the Exchangeable Shares, and the Exchangeable Shares shall be cancelled and the holders thereof shall have no further rights against the Company except to receive the Put Entitlement described in this Section 4.

          (d) The Company shall give notice to the holders of the Exchangeable Shares that it wishes to effect the Call Option by delivering written notice thereof, stating the date on which such Call Option shall become effective (the "Call Date"), and on the Call Date, the Call Option shall be deemed to occur notwithstanding any failure by the holders of the Exchangeable Shares to surrender the certificate(s) thereof. Following delivery of such notice, and immediately upon delivery by the Company of the Call Entitlement to the holders of the Exchangeable Shares, the Exchangeable Shares shall be cancelled and the holders thereof shall have no further right against the Company except to receive the Call Entitlement described in this Section 4.

          (e) If the Class A Common Shares or the Class B Common Shares of the Company which are included in the Equivalent Number of ParentCo Common Shares had been issued and outstanding at the Effective Time and (i) would have been coverted or exchanged before the Call Date or the Put Date, as the case may be, for Class A Common Shares of the Company or any other securities or property (including, without limitation, cash) as a result of a corporate reorganization, a change in the capital structure of the Company or otherwise (the "Change"), which Change occurs before the Put Date or the Call Date, as the case may, or
(ii) would have been transferred, redeemed, sold or otherwise disposed of as a result of an Approved Sale or a transaction described in Section 10(b) of the Shareholders' Agreement (the "Disposition"), which Disposition occurs before the Put Date or the Call Date, as the case may be (property described in (i) and (ii) above being together referred to herein as the "Substitute Property"), the holders of the Exchangeable Shares shall receive, in consideration of such Exchangeable Shares, such Substitute Property as was or would have been remitted in exchange for the number of Class A Common Shares or Class B Common Shares of the Company as would have otherwise been included in the Equivalent Number of ParentCo Common Shares. Interest shall be paid on any cash included in such property at an annual rate equal to the Base Rate for dollars of Citibank N.A. in effect from time to time from the date on which such conversion, redemption, exchange or other event with respect to such Class A Common Shares or Class B Common Shares of the Company had or would have taken place up to the Call Date or the Put Date, as the case may be. In the event that the Substitute Property would itself have been converted or exchanged by reason of a Change or redeemed, transferred, sold or otherwise disposed of on a Disposition which Change or Disposition would have occured prior to the Call Date or the Put Date, as the case may be, then the provisions of this paragraph 4 shall apply mutatis mutandis to any such Substitute Property. For purposes of clarification, it is the intention of clarification, it is the intention of the parties that upon the full exercise of the Put Option or the Call Option hereunder a holder of the Exchangeable Shares would be in the same economic and legal position as it would have been in had it held the Equivalent Number of ParentCo Common Shares at the Effective Time and at all other times up to the Call or the Put Date, as the case may be.

5.        PREEMPTIVE RIGHTS OF THE COMPANY
          --------------------------------

          (a) RIC shall inform the Company and any holder of Exchangeable Shares of each of the following events at the time set forth below:

(1) in the event of any determination by the Board of Directors of the RIC in accordance with the constating documents of the RIC to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the RIC or to effect any other distribution of the assets of the RIC among its shareholders for the purpose of winding-up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(2)  immediately, upon the earlier of (i) receipt by the RIC of notice of, and
     (ii) the RIC otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the RIC or to effect any other distribution of the assets of the RIC among its shareholders for the purposes of winding-up its affairs;

(3) immediately, in the event of any adjustment by the Board of Directors of RIC to the Equivalent Number of the ParentCo Common Shares or the maximum number of such shares referred to in Section 2.1 of the Exchangeable Share Provisions pursuant to the Exchangeable Share Provisions or otherwise pursuant to the Articles of Continuance of RIC as they may be from time to time amended varied or replaced; and

(4) immediately, upon receipt by the RIC of a Retraction Notice (as defined in the Exchangeable Share Provisions).

          (b) On receipt of the notice provided for in 5(a)(1), (2) or (4) above, the Company shall, if it is otherwise entitled to do so, give notice to the holders of the Exchangeable Shares that it wishes to effect the Call Option in accordance with section 4 hereof. If, at the time that it receives such a notice, the Company is not entitled to give notice in accordance with Section 4, then Derby International, if is the holder of the Exchangeable Shares at the time that the notice is given, shall give notice to the Company that it wishes effect the Put

Option in accordance with Section 4 hereof and if it does not give such a notice within ten (10) days of receipt of the notice described in (a) above, it shall be deemed to have given the notice to the Company that it wishes to effect the Put Option.

          (c) The Company shall, upon giving the notice that it wishes to effect the Call Option or upon receipt or deemed receipt of the notice from the holder effecting the Put Option, and in any event not later than fifty (50) days after receipt of the notice referred to in Section 5(a), give notice in writing (the "ParentCo Notice") to RIC that it intends to purchase the Exchangeable Shares in exercise of its Liquidation Purchase Right or its Retraction Purchase Right (as such rights are defined in the Exchangeable Share Provisions), as the case may be.

6.        RESERVE. The Company shall, and LLC, Perseus and DFS shall cause the
          -------
Company to, maintain sufficient Class B Common Shares and Class A Common Shares as are required to perform its obligations under the Put Option or the Call Option, together with sufficient funds or other property as is required to fund the payment or make delivery to the holder of the Exchangeable Shares of Put Entitlement or the Call Entitlement in accordance with Section 4.

7.        FURTHER ACTION. In case at any times any further action is necessary
          --------------
to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of additional instruments and documents) as any other party reasonably may request, all at the cost and expense of the Company or RIC, as appropriate.

8.        AMENDMENTS. This Agreement may not be waived, changed, modified or
          ----------
discharged orally, unless an agreement in writing is signed by all parties to this agreement.

9.        ASSIGNMENT. Except as otherwise specifically provided herein, no party
          ----------
may assign any of its rights, interest or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that the holder may collaterally assign its rights hereunder to any Person providing financing to the holder.

10.       COUNTERPARTS. This Agreement may be executed in any number of
          ------------
counterparts, all of which shall constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date set out at the head of this Agreement, without regard to the date when any of such counterparts may actually have been made, executed or delivered.

11.       HEADINGS. The descriptive headings contained in this Agreement are
          --------
for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12.       NOTICES.  Any consent, communication or notice required or permitted
          -------
to be given under this Agreement shall be made in writing and shall be deemed to have been duly and validly given; (i) in the case of notice sent by letter or cable, upon the receipt of the same; and (ii) in the case of notice sent by telefax, upon express acknowledgment (also by telefax) of receipt of transmission by the receiving party, addressed, in each case as follows:


          (a) if to LLC and Perseus at the addresses indicated at the head of this Agreement with copy to:


          Kirkland & Ellis
          655 15th Street N.W.
          Washington D.C, 20005
          Attention: Jack M. Feder, Esquire
          Facsimile: 202-879-5200


          (b)  if to Derby International or DFS, to either or both at:


          5 Boulevard de la Foire
          L-1528 Luxembourg
          Grand Duchy of Luxembourg
          Telefax: 352-451-23201
          Attention: Chairman
          with a copy to:

          Gottesman Jones & Partners
          8 New Fetter Lane
          London EC4A 1AP
          Telefax: 44-171-203-5205
          Attention: Sonya C. Park

          and a copy to:

          Stikeman, Elliott
          1155 Rene-Levesque Boulevard West
          40th Floor
          Montreal, Canada H2B 3V2
          Telefax: 514-397-3222
          Attention: Elinore J. Richardson

          (c) if to RIC or the Company, at their addresses set out at the head of this Agreement or at such other address and/or telefax number as either party may hereafter furnish to the other by written notice, as herein provided.

13.       NO WAIVER. The failure to enforce or to require the performance at any
          ---------
time of any of the binding provisions of this Agreement shall not be construed to be a waiver of such provisions and shall not effect either the validity of this Agreement or any part thereof or the right of either party to this Agreement thereafter to enforce each and every provision in accordance with this Agreement.

14.       FURTHER ASSISTANCE. Each of the parties to this Agreement shall take
          ------------------
all actions necessary to effect the actions contemplated in this Agreement, including without limitation, preparing and filing of Articles of Amendment to the Articles of Continuance of RIC in respect of the Exchangeable Shares, blue sky and other securities filings and transfer forms, and to execute and deliver such further instruments and take such other additional action as the other parties to the Agreement may reasonably request to effect, consummate and confirm the transactions contemplated in this Agreement.

15.       GOVERNING LAW AND JURISDICTION. All questions concerning the
          ------------------------------
construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any legal action or proceeding with respect to any matter arising under or in connection with this Agreement or the subject matter hereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

16.       SEVERABILITY. If any provision of this Agreement is held to be invalid
          ------------
or unenforceable by any judgement of a tribunal of competent jurisdiction, the remainder of the provisions of this Agreement shall not be affected by such judgement, and the understanding of the parties embodied in this Agreement shall be carried out as nearly as possible according to their original terms and intent.

                                  EXHIBIT "A"

         EXCERPT FROM ARTICLES OF AMENDMENT OF RIC DATED MAY 13, 1998
                     SETTING OUT THE PROVISIONS ATTACHING
                           TO THE EXCHANGEABLE SHARE

                PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:


                                   ARTICLE 1

                                INTERPRETATION
                                --------------

                For the purposes of these rights, privileges, restrictions and conditions:

Section 1.1     DEFINITIONS
                -----------

                "AFFILIATE" has the meaning provided in the Recapitalization Agreement.

                "ACT" means the Canada Business Corporations Act as amended, consolidated or re-enacted from time to time.

                "BOARD OF DIRECTORS" means the Board of Directors of the Corporation and any committee thereof acting within its authority.

                "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Toronto, Ontario provided that if any date on which an action is required to be taken hereunder is not a Business Day, Business Day for the purpose of the provision requiring such action shall mean the next succeeding Business Day.

                "COMMON SHARES" means the common shares in the capital of the Corporation.

                "CORPORATION" means Raleigh Industries of Canada Limited - Les Industries Raleigh du Canada Limitee, a corporation continued and existing under the Act;

                "EFFECTIVE TIME" means the earliest time of issuance of any Exchangeable Shares by the Corporation.

                "EQUIVALENT NUMBER OF PARENTCO COMMON SHARES" when used in respect of the Exchangeable Shares as a whole, has the meaning provided in
Section 2.1 and when used in respect of each Exchangeable Share means the number of ParentCo Class B Common Shares and ParentCo Class A Common Shares for which all the Exchangeable Shares issued at the Effective Time are exchangeable divided by the number Exchangeable Shares so issued.

            "EXCHANGEABLE SHARE CONSIDERATION" means, with respect to each Exchangeable Share, for any acquisition of, or redemption of, or distribution of assets of the Corporation in respect of, Exchangeable Shares pursuant to these share provisions, for that part of the consideration which is:

      (a) a ParentCo Common Share, or any fraction thereof, such consideration shall be fully paid and satisfied by the delivery of such ParentCo Common Share or such fraction thereof, as evidenced by a certificate representing such ParentCo Common Share;

      (b) the amount of all accumulated and unpaid cash dividends deliverable in connection with such action, a cheque or cheques payable at par at any branch of the bankers of the payor; and

      (c) all accumulated and unpaid non-cash dividends deliverable in connection with such action, such consideration shall be fully paid and satisfied by the delivery of such non-cash items;

provided that (i) any such share shall be duly issued as fully paid and non-assessable and any such property shall be delivered free and clear of any lien, claim, encumbrance,security interest or adverse claim or interest and (ii) such consideration shall be paid after deduction and withholding of any tax required by applicable law to be deducted and withheld therefrom and without interest.

            "EXCHANGEABLE SHARE ISSUANCE CONSIDERATION" means, in respect of each Exchangeable Share, the amount equal to the Fair Market Value of all of the issued and outstanding shares of the Corporation immediately before the Effective Time divided by the number of Exchangeable Shares issued at the Effective Time.

            "EXCHANGEABLE SHARE PRICE" means, for each Exchangeable Share, at any given date, an amount equal to the aggregate of:

            (a) the Fair Market value on such date of the Equivalent Number of ParentCo Common Shares; plus

            (b) an additional amount equal to the full amount of all cash dividends accumulated and unpaid on such Exchangeable Share; plus

            (c) an additional amount representing the Fair Market Value of the non-cash dividends accumulated and unpaid on such Exchangeable Share.

          "EXCHANGEABLE SHARES" means the non-voting cumulative exchangeable preferred shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

          "FAIR MARKET VALUE" means, with respect to any particular property (including, for greater certainty, all of the issued and outstanding shares of the Corporation immediately before the Effective Time and the ParentCo Common Shares) at any particular time, the amount determined from time to time by the Board of Directors in good faith to be the fair market value thereof; provided, however, that the fair market value determined as hereinabove provided for shall be subject to revision (a "Tax Adjustment Event") in accordance with any final determination resulting from any binding agreement with, or decision by, the appropriate Canadian taxation authorities, or any judgement of a Canadian court of competent jurisdiction. Such final determination shall reflect any assesment by the Minister of National Revenue or other Canadian taxing authority from which no appeal is taken or any agreement reached by the Corporation or ParentCo or the Holder and a said taxing authority in settlement of a dispute regarding such assessment or proposed assessment, or any decision by a Canadian court or tribunal of competent jurisdiction, in a matter to which the Corporation or ParentCo or the Holder is a party, regarding the fair market value of such property from which no appeal may be taken or the period during which an appeal may be taken has expired.

          "FINANCING DOCUMENTS" has the meaning provided in the Recapitalization Agreement.

          "HOLDER" means Derby International Corporation S.A., a corporation organized under the laws of Luxembourg.

          "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1 hereof.

          "LIQUIDATION DATE" has the meaning provided in Section 5.1 hereof.

          "LIQUIDATION PURCHASE RIGHT" means a purchase by ParentCo of the Exchangeable Shares pursuant to the exercise of an option under Section 4 of the Put and Call Option Agreement.

          "PARENTCO" means The Derby Cycle Corporation, a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation.

          "PARENTCO CLASS A COMMON SHARES" means the shares of Class A Common Stock of ParentCo, with a par value of $0.01 per share, having voting rights of one vote per share, and/or any other securities resulting from the application of Section 10.1 hereof.

          "PARENTCO CLASS B COMMON SHARES" means the shares of Class B Common Stock of ParentCo, with a par value of $0.01 per share, and/or any other securities resulting from the application of Section 10.1 hereof.

          "PARENTCO COMMON SHARES" means the ParentCo Class A Common Shares and the ParentCo Class B Common Shares.

          "PARENTCO NOTICE" mean a notice in writing given by ParentCo pursuant to Section 5(c) of the Put and Call Option Agreement that it intends to purchase the Exchangeable Shares.

          "PUT AND CALL OPTION AGREEMENT" means the Put and Call Option Agreement between ParentCo, the Holder, the Corporation, Derby Finance S.a.r.l., DC Cycle, L.L.C. and Perseus Capital L.L.C., made as of the Effective Time as the same may be amended, varied or replaced from time to time.

          "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement between ParentCo, the Holder, Derby Finance S.a.r.l., DC Cycle, L.L.C., Perseus Capital L.L.C. and A. Edward Gottesman, Alan J. Finden-Crofts, Frank H. Pearl and Thayer Equity Investors, III L.P., dated March 11, 1998 as the same may be amended, varied, or replaced from time to time.

          "RETRACTED SHARES" has the meaning provided in Section 6.1 hereof.

          "RETRACTION PURCHASE RIGHT" means a purchase by ParentCo of the Exchangeable Shares pursuant to the exercise of an option under Section 4 of the Put and Call Option Agreement.

          "RETRACTION DATE" has the meaning provided in Subsection 6.1(ii) hereof.

          "RETRACTION PRICE" has the meaning provided in Section 6.1 hereof.

          "RETRACTION NOTICE" has the meaning provided in Section 6.1 hereof.

          "SENIOR FINANCE AGREEMENT" means the credit agreement dated on or about 12 May 1998 made between ParentCo, certain of its subsidiaries as obligors, Chase Manhattan International Limited as Facility Agent and Security Agent, Chase Manhattan plc as Arranger and the financial institutions named therein as Banks, as the same may be amended, varied, replaced or refinanced from time to time.

          "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement between ParentCo, Derby Finance S.a.r.l., DC Cycle, L.L.C. and Perseus Capital L.L.C, dated on or about May 14, 1998 as the same may be amended, varied or replaced from time to time.

          "SUPPORT AGREEMENT" means the Support Agreement between ParentCo, the Corporation, the Holder, Derby Finance S.a.r.l., DC Cycle, L.L.C. and Perseus Capital L.L.C., made as of the Effective Time as the same may be amended, varied or replaced from time to time.


                                   ARTICLE 2

               EXCHANGE RATIO AND RANKING OF EXCHANGEABLE SHARES
               -------------------------------------------------


          SECTION 2.1 As soon as practicable after the Effective Time, the board of directors will determine the Fair Market Value immediately prior to the Effective Time of (a) all of the issued and outstanding shares of the Corporation; and (b) each ParentCo Common Share and will establish the number (the "Equivalent Number of ParentCo Common Shares") of ParentCo Class B Common Shares (up to an aggregate 15,000 such shares) and ParentCo Class A Common Shares (up to an aggregate 30,000 such shares) for which the Exchangeable Shares issued at the Effective Time are exchangeable such that the Fair Market Value at the Effective Time of the Exchangeable Shares then issued having regard to the Fair Market Value of the ParentCo Common Shares for which they are Exchangeable is equal to the Fair Market Value, immediately prior to the Effective Time, of all of the issued and outstanding shares of the Corporation. The Equivalent Number of ParentCo Common Shares will be adjusted by the Board of Directors if there is any revision as contemplated hereby in the Fair Market Value of either the shares of the Corporation or the ParentCo Common Shares as of the Effective Time.

          SECTION 2.2 The Exchangeable Shares shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3

                                   DIVIDENDS
                                   ---------


     SECTION 3.1 Subject to Section 6.5, a holder of Exchangeable Shares shall be entitled to cumulative preferential dividends on the Exchangeable Shares which shall accrue on a daily basis at the rate of twenty percent (20%) per annum of the sum of the Exchangeable Share Issuance Consideration in respect of such share plus all accumulated and unpaid dividends thereon from and including the date of issuance of such share to but not including the date on which such share ceases to be outstanding. A holder of an Exchangeable Share shall not be entitled to receive any dividend on such share in excess of the amount determined in accordance with the first sentence of this Section 3.1. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

     SECTION 3.2 The issue of a certified cheque of the Corporation payable at par at any branch of the bankers of the Corporation or payment in immediately available funds as directed by the holder shall effect payment in respect of any cash dividends contemplated by Section 3.1 hereof and the sending of such a cheque or the transfer of such funds to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented there unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any share dividends contemplated by Section 3.1 hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the share dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1 hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

     SECTION 3.3 To the extent not paid on December 31 of each year, beginning December 31, 1998 (the "Dividend Reference Date"), all dividends which have accrued on each Exchangeable Share outstanding during the 12-month period (or other period in case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and remain accumulated dividends with respect to such Exchangeable Share until paid to the holder thereof.

            SECTION 3.4 If on any Dividend Reference Date on which any dividends are payable on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent Dividend Reference Date on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

            SECTION 3.5 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend on the Exchangeable Shares under Section 3.1 hereof shall be the date determined as the record date and payment date by the Board of Directors.

                                   ARTICLE 4

                             CERTAIN RESTRICTIONS
                             --------------------

            SECTION 4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
9.2 of these share provisions:

       (a) at any time amend the constating documents of the Corporation in a manner which would prejudicially affect the holders of Exchangeable Shares in any material respect; or

       (b) initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation.

            SECTION 4.2 So long as any of the Exchangeable Shares are outstanding and there exist any accrued and unpaid dividends on the outstanding Exchangeable Shares, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

       (a) pay any dividends on the Common Shares, or any other shares ranking junior to be Exchangeable Shares, other than share dividends payable in any such other shares ranking junior to the Exchangeable Shares;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any distribution; or

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any distribution.

          SECTION 4.3 The Corporation shall not at any time after the Effective Time issue any Exchangeable Shares.

                                   ARTICLE 5

                    LIQUIDATION, DISSOLUTION OR WINDING-UP
                    --------------------------------------

          SECTION 5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to the exercise by ParentCo of the Liquidation Purchase Right and otherwise upon compliance with the provisions of this Article 5 and applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"), which as set forth in Section 5.2 shall, subject to the exercise by ParentCo of the Liquidation Purchase Right, be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holder's Liquidation Amount. In connection with payment of the Exchangeable Share Consideration representing the Liquidation Amount, the Corporation shall be entitled to liquidate some of the ParentCo Common Shares which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. On or before the Liquidation Date, the holder shall present and surrender at the chief executive office of the Corporation the certificate or certificates representing the Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of

Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonable require.

          SECTION 5.2 On or promptly after the Liquidation Date, and subject to the exercise by ParentCo of the Liquidation Purchase Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the chief executive office of the Corporation. The Exchangeable Share Consideration representing the Liquidation Amount for such Exchangeable Shares shall be delivered to each holder at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate share of the Exchangeable Share Consideration representing the Liquidation Amount, unless payment of the Exchangeable Share Consideration representing the Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Exchangeable Share Consideration representing the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate share of the Exchangeable Share Consideration representing the Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the ParentCo Common Shares delivered to them.

          SECTION 5.3 The Corporation, upon becoming aware that a liquidation, dissolution or winding up may occur, shall immediately notify ParentCo thereof. If ParentCo does not give a ParentCo Notice within fifty (50)

Business Days of such notification, the Corporation will notify the holder as soon as possible thereafter that ParentCo will not exercise the Liquidation Purchase Right. If ParentCo delivers the ParentCo Notice within such fifty (50) Business Days, ParentCo shall be obliged to purchase the Exchangeable Shares in accordance with the Put and Call Option Agreement. In such event, the Corporation shall not make any distribution of the Liquidation Amount to the holders of the Exchangeable Shares under Section 5.1 and for greater certainty, the holders of the Exchangeable Shares shall have no right against the Corporation in respect thereof. In the event that ParentCo does not deliver a ParentCo Notice within fifty (50) Business Days, the Corporation shall distribute the Liquidation Amount to the holders of the Exchangeable Shares on or before the Liquidation Date in the manner otherwise contemplated in this
Article 5.

          SECTION 5.4 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                   ARTICLE 6

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER
                  -------------------------------------------

          SECTION 6.1 Subject to Section 6.5 hereof, a holder of Exchangeable Shares shall be entitled at any time, on or after April 1, 2001 on giving the Retraction Notice to the Corporation and subject to the exercise by ParentCo of the Retraction Purchase Right, and otherwise upon compliance with the provisions of this Article 6 and applicable law, to require the Corporation to redeem all but not less than all of the Exchangeable Shares registered in the name of such holder (the "Retracted Shares") for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which as set forth in Section 6.4, shall, subject to the exercise by ParentCo of the Retraction Purchase Right, be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Retraction Price. In connection with payment of the Retraction Price, the Corporation shall be entitled to deduct and withhold such amount as is required by applicable law in order to fund any statutory withholding tax obligation. To effect such retraction, the holder shall present and surrender at the chief executive office of the Corporation the certificate or certificates representing the Retracted Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Notice") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

          (i) specifying that the holder desires to have all of the Exchangeable Shares represented by such certificate or certificates redeemed by the Corporation;

          (ii) specifying the Retraction Date, which must be a Business Day and which shall be the sixtieth (60/th/) day from the date on which the Retraction Notice is received by the Corporation pursuant to Section 8.3 hereof (the "Retraction Date"), provided that in the event that no such Business Day is specified by the holder in the Retraction Notice, the Retraction Date shall be deemed to be the sixtieth (60/th/) day after the date on which the Retraction Notice is received by the Corporation pursuant to Section 8.3 hereof; and

          (iii) acknowledging the Retraction Purchase Right - providing ParentCo with the overriding right to purchase all but not less than all of the Retracted Shares directly from the holder and that the Retraction Notice shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Purchase Right on the terms and conditions set out in Section 6.3 below.

          SECTION 6.2 Subject to the exercise by ParentCo of the Retraction Purchase Right, upon receipt by the Corporation in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the Retracted Shares, together with a Retraction Notice, and provided that the Retraction Notice is not revoked by the holder in the manner specified in Section 6.6 hereof, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall effect payment to the holder by causing to be delivered to such holder a certified cheque of the Corporation payable at par at any branch of the bankers of the Corporation or paying in immediately available funds as directed by the holder in the amount of the Retraction Price with respect to such shares in accordance with Section 6.4 hereof.

          SECTION 6.3 Upon receipt by the Corporation of a Retraction Notice, the Corporation shall immediately notify ParentCo thereof. If ParentCo does not give a ParentCo Notice to the Corporation within fifty (50) Business Days of such notification, the Corporation will notify the holder as soon as possible thereafter that ParentCo will not exercise the Retraction Purchase Right. If ParentCo delivers the ParentCo Notice within such fifty (50) Business Days, and provided that the Retraction Notice is not revoked by the holder in the manner specified in Section 6.6, ParentCo shall be considered to have agreed to purchase the Retracted Shares from the holder and shall be obliged to purchase such shares from the holder on the Retraction Date under the Put and Call Option Agreement. In such event, the Corporation shall not redeem the Retracted Shares and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that ParentCo does not deliver a ParentCo Notice within fifty (50) Business Days, and provided that the Retraction Notice is not revoked by the holder in the manner specified in
Section 6.6 hereof, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

          SECTION 6.4 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate share of the Retraction Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Retraction Price shall not be made, in which case the rights of such holder shall remain unaffected until the Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes not to be a holder of the Retracted Shares.

          SECTION 6.5 Notwithstanding any other provision of this Article 6 and of Article 3 hereof, the Corporation shall not have any obligation (whether legal or otherwise) to redeem or to make any payment of dividends or redeem Exchangeable Shares (or Retracted Shares) and no holder of Exchangeable Shares (or Retracted Shares) shall be entitled to deliver a Retraction Notice or make any request in any manner whatsoever for the Corporation to redeem or make any payment in respect of any or all of the Exchangeable Shares (or Retracted Shares) if to do so might:

          (i) be contrary to liquidity or solvency requirements or other provisions of applicable law, or

          (ii) result in or give rise to a breach or default of any provision of any contract or agreement relating to the financing of the Corporation or any Affiliate, including without limitation the Senior Finance Agreement and the Financing Documents ("the Restrictive Provisions").

If the Corporation, in its discretion, believes that it would be permitted by reasons of the Restrictive Provisions to redeem the Exchangeable Shares (or the Retracted Shares) tendered for redemption, it shall not be required to so redeem such Exchangeable Shares (or Retracted Shares) or any of them and the Exchangeable Shares (or Retracted Shares) or any of them and the Retraction Notice, or such other request, shall be null and void and of no effect whatsoever.

As at the date hereof, the Corporation is prohibited, pursuant to the Senior Finance Agreement, from redeeming all or any of the Exchangeable Shares (or the Retracted Shares) without the prior written consent to such redemption being given in accordance with the provisions of the Senior Finance Agreement.

          SECTION 6.6 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Notice in which event such Retraction Notice shall be null and void.


                                   ARTICLE 7

             REPURCHASE OF EXCHANGEABLE SHARES BY THE CORPORATION
             ----------------------------------------------------


          SECTION 7.1 Subject to the Restrictive Provisions and applicable law, the Corporation may by agreement with any holder of the Exchangeable Shares repurchase such shares from time to time at a purchase price and on such terms and conditions as are mutually agreed between the parties.


                                   ARTICLE 8


                                 VOTING RIGHTS
                                 -------------

          SECTION 8.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                   ARTICLE 9

                            AMENDMENT AND APPROVAL
                            ----------------------

          SECTION 9.1 Subject to the Restrictive Provisions, the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

          SECTION 9.2 Subject to the Restrictive Provisions, any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy or such other authorized person. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy or such other authorized person within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten (10) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy or such other authorized person thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this Section 9.2, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.


                                  ARTICLE 10

                    RECIPROCAL CHANGES, ETC. IN RESPECT OF
                            PARENTCO COMMON SHARES
                            ----------------------

          ARTICLE 10.1 The Equivalent Number of ParentCo Common Shares and the maximum number of such shares referred to in Section 2.1 hereof shall be adjusted to fully reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), conversion, reorganization, recapitalization or other like change with respect to ParentCo Common Shares occurring after the Effective Time.

                                  ARTICLE 11

                       ACTIONS BY THE CORPORATION UNDER
                               SUPPORT AGREEMENT
                         -----------------------------

          SECTION 11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by ParentCo with all provisions of the Support Agreement applicable to the Corporation and ParentCo, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

          SECTION 11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of Exchangeable Shares given in accordance with Section 9.1 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

     (b) making such provisions or modifications not inconsistent with such agreement as any be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provison or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                  ARTICLE 12

                                    LEGEND
                                    ------

          SECTION 12.1 The certificate evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to or with reference to the Support Agreement, the Put and Call Option Agreement, the Liquidation Purchase Right and the Retraction Purchase Right.



                                  ARTICLE 13

                                 MISCELLANEOUS
                                 -------------

          SECTION 13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the chief executive office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

          SECTION 13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or repurchase of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the chief executive office of the Corporation addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

          SECTION 13.3. Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given my mail, shall be deemed to have been given and received on the fifth (5th) Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

          SECTION 13.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

          SECTION 13.5 All Exchangeable Shares acquired by the Corporation upon the redemption or repurchase thereof shall be cancelled.

          SECTION 13.6 The Exchangeable Shares may be transferred by a holder thereof without the approval of the Board of Directors to a "related person" of such holder as defined in the Income Tax Act (Canada).

                                 SCHEDULE "A"

                             NOTICE OF RETRACTION

To the Corporation and ParentCo

          This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

          The undersigned hereby notifies the Corporation that, subject to the Retraction Purchase Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions all share(s) represented by this certificate.

          The undersigned hereby notifies the Corporation that the Retraction Date shall be _______________.

NOTE: The Retraction Date must be a Business Day and must be the sixtieth (60/th/) day after the date upon which this notice is received by the Corporation. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the sixtieth (60/th/) day being a Business Day after the date on which this notice is received by the Corporation.

          The undersigned acknowledges the Retraction Purchase Right of ParentCo to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a recoverable offer by the undersigned to sell the Retracted Shares to ParentCo in accordance with the Retraction Purchase Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If ParentCo determines not to exercise the Retraction Purchase Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to ParentCo, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

          The undersigned hereby represents and warrants to the Corporation and ParentCo that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or ParentCo, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

___________________   ___________________________  _____________________________
(Date)                (Signature of Shareholder)   (Guarantee of Signature)

[_] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

__________________________________________    __________________________________
Name of Person in Whose Name Securities or                  Date
Cheque(s) or Other Non-cash Assets Are To
Be Registered, Issued or Delivered (please print)

__________________________________________   __________________________________
Street Address or P.O. Box                   Signature of Shareholder

__________________________________________   _________________________________
City, Province                               Signature Guaranteed by

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.

DERBY INTERNATIONAL                   DERBY FINANCE S.a.r.l.
CORPORATION S.A.

By:________________                   By:___________________
Title:                                Title:

                                      THE DERBY CYCLE
DC CYCLE, L.L.C                       CORPORATION


By:________________                   By:___________________
Title:                                Title:

RALEIGH INDUSTRIES OF
CANADA LIMITED                        PERSEUS CYCLE, L.L.C.

By:________________                   By:___________________
Title:                                Title:

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.

DERBY INTERNATIONAL                DERBY FINANCES, S.a.r.l
CORPORATION S.A


By:_____________________           By:________________________
Title:                             Title:


                                   THE DERBY CYCLE
DC CYCLE, LLC                      CORPORATION


By:_____________________           By:________________________
Title:                             Title:


RALEIGH INDUSTRIES OF
CANADA LIMITED                     PERSEUS CYCLE, LLC


By:_____________________           By: /s/[SIGNATURE ILLEGIBLE]^^
                                       -----------------------
Title:                             Title:

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.

 DERBY INTERNATIONAL                         DERBY FINANCIAL S.a.r.l.
  CORPORATION S.A.


 By:____________________________             By:_______________________
 Title:                                      Title:


                                             THE DERBY CYCLE
 DC CYCLE, L.L.C.                             CORPORATION


 By: /s/ [SIGNATURE ILLEGIBLE]^^             By:_______________________
    ----------------------------
 Title:                                      Title:


 RALEIGH INDUSTRIES OF
 CANADA LIMITED                              PERSEUS CYCLE, L.L.C.


 By:____________________________             By:_______________________
 Title:                                      Title:

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.

DERBY INTERNATIONAL                     DERBY FINANCE S.a.r.l
CORPORATION S.A


By:/s/ Alan J. Finden-Crofts            By:/s/ Alan J. Finden-Crofts
   ---------------------------             ---------------------------
Title:                                  Title:

                                        THE DERBY CYCLE
DC CYCLE, L.L.C.                        CORPORATION

By:/s/ Alan J. Finden-Crofts            By:/s/ Alan J. Finden-Crofts
   ---------------------------             ---------------------------
Title:                                  Title:


RALEIGH INDUSTRIES OF
CANADA LIMITED                          PERSEUS CYCLE, L.L.C.

By:/s/ Alan J. Finden-Crofts            By:/s/ Alan J. Finden-Crofts
   ---------------------------             ---------------------------
Title:                                  Title: